UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2022

Signify Health, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-40028	85-3481223
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, CT 06854

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (203) 541-4600

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	SGFY	New York Stock Exchange

Securities registered pursuant to section 12(g) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On September 2, 2022, Signify Health, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CVS Pharmacy, Inc., a Rhode Island corporation (“Parent”), and Noah Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Subsidiary”), pursuant to which Merger Subsidiary will merge with and into the Company and whereupon Merger Subsidiary will cease to exist and the Company will be the surviving corporation in the Merger (the “Surviving Corporation”) and will continue as a wholly-owned subsidiary of Parent (the “Merger”).

The Company’s Board of Directors (the “Board”) has unanimously among the directors voting, approved and declared it advisable to enter into the Merger Agreement and resolved to recommend that the Company’s stockholders approve the adoption of the Merger Agreement and the transactions contemplated thereby (the “Transactions”) (including the Merger on the terms and subject to the conditions set forth in the Merger Agreement).

As a result of the Merger, at the effective time of the Merger (the “Effective Time”), each share of class A common stock of the Company, par value $0.01 per share (“Class A Common Stock”) (other than (i) common stock owned by the Company, Parent or Merger Subsidiary or any subsidiary thereof and (ii) any shares of Class A Common Stock and class B common stock of the Company, par value $0.01 per share (“Class B Common Stock”, and, together with “Class A Common Stock”, “Company Stock”) owned by stockholders who properly exercise appraisal rights under Delaware law), including each share of Class A Common Stock resulting from the exchange of OpCo Units (as defined below), outstanding immediately prior to the Effective Time, shall be canceled and converted into the right to receive $30.50 per share in cash, without interest (such per-share consideration, the “Per Share Consideration” and the aggregate consideration, the “Merger Consideration”).

Pursuant to the Merger Agreement, immediately prior to the Effective Time, in accordance with the Third Amended and Restated Limited Liability Company Agreement of Cure TopCo LLC (“OpCo LLC”), dated as of February 12, 2021 (the “OpCo LLC Agreement”) and the certificate of incorporation of the Company, (i) the Company will require each member of OpCo (excluding the Company and the Company Holding Subsidiary (as defined in the Merger Agreement), but including Cure Aggregator, LLC) to effectuate a redemption of all of such OpCo member’s LLC Units (as defined in the OpCo LLC Agreement) (“OpCo Units”), pursuant to which such OpCo Units will be exchanged for shares of Class A Common Stock on a one-for-one basis in accordance with the provisions of the OpCo LLC Agreement and (ii) each share of Class B Common Stock shall automatically be canceled immediately upon the consummation of such redemptions, such that no shares of Class B Common Stock will remain outstanding immediately prior to the Effective Time.

Pursuant to the Merger Agreement:

(a)

each option to purchase shares of Company Stock (a “Company Stock Option”) that is (i) outstanding immediately prior to the Effective Time and is vested and unexercised or (ii) held by a non-employee service provider to the Company (whether vested or unvested) (each, a “Cash-Out Stock Option”) shall be canceled and converted into the right to receive, without interest, an amount in cash determined by multiplying (x) the excess of the Per Share Consideration over the exercise price of such Cash-Out Stock Option by (y) the number of shares of Class A Common Stock subject to such Cash-Out Stock Option as of immediately prior to the Effective Time;

(b)

each Company Stock Option that is outstanding as of immediately prior to the Effective Time (whether vested or unvested) that contains solely performance-based conditions that remain unsatisfied after giving effect to all of the transactions contemplated by the Merger Agreement shall be cancelled for no consideration;

(c)

each Company Stock Option that is not a Cash-Out Stock Option that is outstanding immediately prior to the Effective Time (a “Rollover Stock Option”) shall be converted into an option to acquire, on substantially the same terms and conditions as were applicable under such Rollover Stock Option, the number of shares of common stock of the ultimate parent company of Parent (“Parent Common Stock”), determined by multiplying the number of shares of Class A Common Stock subject to such Rollover Stock Option immediately prior to the Effective Time by a fraction, the numerator of which is the Per Share Consideration and the denominator of which is the volume weighted average trading price of one share of Parent Common Stock on the New York Stock Exchange as reported on Bloomberg L.P. under the function “VWAP” (or, if not reported therein, in another authoritative source mutually selected by the parties) for the ten (10) consecutive trading days ending on (and including) the trading day that is three (3) trading days prior to the date of the closing of the Merger (the “Exchange Ratio”), at an exercise price per share of Parent Common Stock (rounded up to the nearest whole cent) equal to the exercise price of such Rollover Stock Option divided by the Exchange Ratio;

(d)

each restricted stock unit with respect to shares of Company Stock (a “Company RSU”) that is (i) outstanding immediately prior to the Effective Time and is vested and unsettled as of immediately prior to the Effective Time or (ii) is held by a non-employee service provider to the Company (whether vested or unvested) (each, a “Cash-Out RSU”) shall be canceled and converted into the right to receive, without interest, an amount in cash determined by multiplying (x) the Per Share Consideration by (y) the number of shares of Company Stock subject to the Cash-Out RSU as of immediately prior to the Effective Time;

(e)

each Company RSU that is not a Cash-Out RSU that is outstanding immediately prior to the Effective Time (a “Rollover RSU”) shall be converted into a restricted stock unit, subject to substantially the same terms and conditions as were applicable under such Rollover RSU, with respect to a number of shares of Parent Common Stock determined by multiplying the number of shares of Class A Common Stock subject to such Rollover RSU immediately prior to the Effective Time by the Exchange Ratio; and

(f)

each Synthetic LLC Unit Award (as defined in the Merger Agreement) that is then outstanding shall become fully vested (to the extent unvested) and shall be canceled and converted into the right to receive, without interest, an amount in cash determined by multiplying (i) the number of units subject to such Synthetic LLC Unit Award by (ii) the Per Share Consideration.

Consummation of the Merger is subject to certain conditions, including, but not limited to, (i) the Company’s receipt of the approval of the Merger Agreement by stockholders holding a majority of the voting power of the outstanding shares of Company Stock, (ii) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iii) the absence of any law or order prohibiting or making illegal the consummation of the Merger, (iv) the absence of any Material Adverse Effect (as defined in the Merger Agreement) on the Company and (v) the TRA Amendment (as defined below) being in full force and effect in accordance with its terms and not having been amended, repudiated, rescinded, or modified.

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its subsidiaries prior to the Effective Time.

The Merger Agreement also includes covenants requiring the Company not to: (i) initiate, solicit, or knowingly encourage or facilitate the making of any offer or proposal that could reasonably be expected to result in an acquisition proposal, (ii) enter into or participate in any discussions or negotiations with any third party (as defined in the Merger Agreement) for the purpose of facilitating, inducing or encouraging an acquisition proposal, (iii) provide any material non-public information relating to the Company or any of its subsidiaries to any person (other than Parent, Merger Subsidiary, or any designees of Parent or Merger Subsidiary) for the purpose of facilitating, inducing or encouraging an acquisition proposal or (iv) enter into any agreement with respect to an acquisition proposal. However, if the Board receives an acquisition proposal (that did not result from a material breach of the no-shop covenants in the Merger Agreement) and following such receipt, the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal and the failure to take such action would reasonably be expected to be inconsistent with the Board’s fiduciary duties under Delaware law, then the Board is permitted, subject to the terms and conditions set forth in the Merger Agreement, to terminate the Merger Agreement and change its recommendation to the Company’s stockholders to vote to approve the Merger Agreement (subject to certain matching rights in favor of Parent).

The Merger Agreement contains certain termination rights for each of the Company and Parent. Upon termination of the Merger Agreement in accordance with its terms, under certain specified circumstances, the Company will be required to pay Parent a termination fee in an amount equal to $228,000,000, including if the Merger Agreement is terminated due to the Company accepting a superior proposal or due to the Board changing its recommendation to the Company’s stockholders to vote to approve the Merger Agreement.

The Merger Agreement further provides that Parent will be required to pay the Company a termination fee in an amount equal to $380,000,000 in the event the Merger Agreement is terminated under certain specified circumstances and receipt of antitrust approval has not been obtained by such time.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Subsidiary or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Merger Subsidiary and the Transactions that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the Transactions, as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission (the “SEC”).

Voting Agreement

In connection with the Merger Agreement, certain affiliates of New Mountain Capital, L.L.C. ( “New Mountain”) entered into a voting agreement (the “Voting Agreement”) with Parent pursuant to which, among other things, New Mountain has agreed to vote its shares in favor of obtaining the Company Stockholder Approval (as defined in the Merger Agreement) and the Transactions, including the approval and adoption of the Merger, the Merger Agreement or any related action reasonably required in furtherance thereof, and against any acquisition proposal or any action that would reasonably be expected to prevent, materially delay or materially impair the consummation of the Merger or the Transactions. New Mountain collectively owns approximately 54.4% of the total outstanding Class A Common Stock and 74.7% of the total outstanding Class B Common Stock, or approximately 59.4% of the total voting power of the Company Stock.

New Mountain’s obligations under the Voting Agreement terminate upon the earliest to occur of (i) an Adverse Recommendation Change (as defined in the Merger Agreement), (ii) termination of the Merger Agreement and (iii) the Effective Time.

The foregoing description of the Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Amendment to Tax Receivable Agreement

The Company, OpCo LLC and certain other parties thereto have entered into a Tax Receivable Agreement and LLC Agreement Amendment, dated as of September 2, 2022 (the “TRA Amendment”) which (i) amends (x) the Tax Receivable Agreement among the Company, OpCo LLC and certain other parties thereto (the “TRA”) and (y) the OpCo LLC Agreement and (ii) provides for certain covenants regarding tax reporting and tax-related actions.

The TRA Amendment provides for (i) the termination of all payments under the TRA from and after the Effective Time, (ii) the payment of any amounts due under the TRA prior to the Effective Time (other than payments resulting from an action taken by any party to the TRA after the date of the TRA Amendment, which will be suspended), in accordance with the terms of the TRA, which payments will be paid no earlier than 185 days following the filing of the U.S. federal income tax return of the Company, (iii) a prohibition on the Company terminating the TRA or accelerating obligations under the TRA after the date of the TRA Amendment and (iv) the termination of the TRA effective as of immediately prior to and contingent upon the occurrence of the Effective Time (including termination of all of the Company’s obligations thereunder and the obligation to make any of the foregoing suspended payments). The TRA Amendment also includes agreements among the parties thereto regarding the preparation of tax returns and limits actions that may be taken by the Company, OpCo LLC and certain of their controlled affiliates after the Effective Time.

The TRA Amendment also (i) suspends all tax distributions under the OpCo LLC Agreement from and after the Effective Time, and (ii) provides that from and after the Effective Time, no person or entity shall have any further payment or other obligation under the TRA or any obligation to make or pay tax distributions under the OpCo LLC Agreement.

In the event the Merger Agreement is terminated in accordance with its terms, (i) the TRA Amendment will become null and void ab initio (provided that any payments suspended as described above are required to be made), (ii) the TRA and the OpCo LLC Agreement will continue in full force and effect as if the TRA Amendment had never been executed (provided that any suspended payments as described above are required to be made), and (iii) all of the Company’s obligations under the OpCo LLC Agreement will continue in full force and effect as if the TRA Amendment had never been executed.

The foregoing description of the TRA Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the TRA Amendment, a copy of which is filed as Exhibit 99.2 hereto and is incorporated by reference herein.

Item 8.01	Other Events.

On September 5, 2022, Parent and the Company issued a joint press release announcing entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated by reference herein.

On September 5, 2022, Kyle Armbrester, Chief Executive Officer of the Company, sent an email to all employees of the Company. A copy of the email is attached hereto as Exhibit 99.4 and is incorporated by reference herein.

On September 5, 2022, a representative of the Company sent an email to its customers. A copy of the email is attached hereto as Exhibit 99.5 and is incorporated by reference herein.

On September, 5, 2022, David Pierre, Chief Operating Officer of the Company, sent an email to the Company’s member engagement coordinators. A copy of the email is attached hereto as Exhibit 99.6 and is incorporated by reference herein.

On September, 5, 2022, David Pierre, Chief Operating Officer of the Company, sent an email to the Company’s clinical network colleagues. A copy of the email is attached hereto as Exhibit 99.7 and is incorporated by reference herein.

On September 5, 2022, Kyle Armbrester, Chief Executive Officer of the Company, sent an email to the senior leadership team of the Company. A copy of the email is attached hereto as Exhibit 99.8 and is incorporated by reference herein.

On September 5, 2022, the Company and Kyle Armbrester, Chief Executive Officer of the Company, made various social media posts. Copies of those posts are attached hereto as Exhibit 99.9 and incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Such forward-looking statements include statements relating to the Company’s strategy, goals, the value of, timing and prospects of the proposed transaction. These forward-looking statements are based on the Company management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “believe,” “predict,” “target,” “contemplate,” “potential,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “could,” “will be,” “will continue,” “will likely result,” or similar expressions and the negatives of those terms. These forward-looking statements, which are subject to risks, uncertainties and assumptions about the Company, may include statements regarding the Company’s business operations, assets, valuations, financial conditions, results of operations, future plans, strategies, and expectations, and involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements, expressed or implied by the forward-looking statements, including: (a) risks related to the satisfaction of the conditions to closing (including the failure to obtain necessary regulatory approvals and the requisite approval of the stockholders of the Company) in the anticipated timeframe or at all; (b) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement for the proposed transaction; (c) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction; (d) disruption from the proposed transaction making it difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with the Company’s customers, vendors and others with whom it does business (and the potential failure of the Company’s existing customers to continue or renew their contracts with the Company or increase in the number of customer cancellations); (e) the risk that any announcements related to the proposed transaction could have adverse effects on the Company’s stock price, credit ratings or operating results; (f) significant transaction costs; and (g) the outcome of any legal proceedings that may be instituted against Parent or against the Company related to the merger agreement or the proposed transaction. The risks and uncertainties may be amplified by the COVID-19 pandemic (and related variants), which has caused significant economic uncertainty. The extent to which the COVID-19 pandemic (and related variants) impacts the Company’s businesses, operations, and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Parent and the Company described in the “Risk Factors” section of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed by either of them from time to time with the Securities and Exchange Commission (the “SEC”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to, and does not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law. The Company gives no assurance that it will achieve its expectations.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file with the SEC a preliminary and definitive proxy statement relating to the proposed transaction. The definitive proxy statement will be mailed to the Company’s stockholders in connection with the proposed transaction. This Current Report on Form 8-K is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC. BEFORE MAKING ANY DECISION, THE COMPANY URGES YOU TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any vote in respect of resolutions to be proposed at the Company’s stockholder meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in the Company’s proxy statement. You will be able to obtain a free copy of the proxy statement and other related documents (when available) filed by the Company with the SEC at the website maintained by the SEC at www.sec.gov or by accessing the Investor Relations section of the Company’s website at https://www.signifyhealth.com.

No Offer or Solicitation

This Current Report on Form 8-K is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Company’s stockholders in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise will be included in the proxy statement described above. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at https://www.signifyhealth.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1†	Agreement and Plan of Merger, dated as of September 2, 2022, by and among CVS Pharmacy, Inc., Noah Merger Sub, Inc. and Signify Health, Inc.

99.1	Voting Agreement, dated as of September 2, 2022, by and among CVS Pharmacy, Inc. and certain stockholders of Signify Health, Inc. party thereto.

99.2	Tax Receivable Agreement and LLC Agreement Amendment, dated as of September 2, 2022, by and among Signify Health, Inc., Cure Topco, LLC, Cure Aggregator, LLC and New Mountain Partners V (AIV-C), L.P.

99.3	Joint Press Release, issued on September 5, 2022.

99.4	Email to the Company’s Employees, sent on September 5, 2022.

99.5	Email to the Company’s Customers, sent on September 5, 2022.

99.6	Email to the Company’s Member Engagement Coordinators, sent on September 5, 2022.

99.7	Email to the Company’s Clinical Network Colleagues, sent on September 5, 2022.

99.8	Email to the Company’s Senior Leadership Team, sent on September 5, 2022.

99.9	Social Media Posts, posted on September 5, 2022.

104	Cover Page Interactive Data File, formatted in Inline XBRL.

†

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2022

Signify Health, Inc.

By:	/s/ Steve Senneff
Name:	Steve Senneff
Title:	President and Chief Financial & Administrative Officer